UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2012

GOLD STANDARD MINING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15557 Pisa Lane

Fontana, CA  92336
(Address of principal executive offices)

 (909) 653-2696
(Registrant’s telephone number)

28030 Dorothy Drive, suite 307

Agoura Hills, CA  91301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2012, Pantelis Zachos resigned as Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company, Arutyun Shatoyan and Oleg Petrovich Novichkov resigned as officers, and Aurab Chavchavadze resigned as Director of the Company, and Hector A. Veron was appointed as Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company.

Hector A. Veron has served as a Physician’s Assistant for the past 28 years.  Since June 1995, he has served as a Physician’s Assistant in Industrial and Rehabilitative Medicine for U.S. Healthworks, where he managed an office performing orthopedic evaluations, reduction of fractures, casting, injections of joints, per-op examinations, and evaluation of orthopedic problems.  Mr. Veron holds an A.A. degree from Los Angeles City College in Biological Science, 1973, a B.S. Degree in Biology from California State University, Los Angeles, 1975, a P.A. certification from University of Southern California School of Medicine, 1979, and holds a P.A. License from the California Board of Medical Quality Assurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD STANDARD MINING CORP.

Date: June 26, 2012	/s/ Hector A. Veron__________________ Hector A. Veron, Chief Executive Officer

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